Exhibit 99.1
RSC Reports 2Q11 Results
SCOTTSDALE, Ariz., July 21, 2011 — RSC Holdings Inc. (NYSE: RRR), one of the largest equipment rental providers in North America, today announced financial results for the quarter ended June 30, 2011. Total revenue was $367 million and rental revenue was $316 million, compared with $301 million and $260 million, respectively, for the same period last year. The company’s second quarter net profit was $67 thousand, or $0.00 per diluted share, compared with a net loss of $22 million, or $0.21 per diluted share, for the second quarter 2010.
Adjusted EBITDA was $134 million for the quarter, compared with $92 million for the same period last year. Adjusted EBITDA margin was 36.6% for the second quarter, compared with 30.6% in 2010. The increase in profitability and margins primarily reflects improved pricing, volume growth and the company’s ability to leverage and control its cost structure.
Second Quarter 2011 Highlights
•	Generated a 46% increase in year-over-year Adjusted EBITDA.
•	Grew rental revenue 22% over the second quarter 2010.
•	Increased rental volume 15.2% year-over-year, the fourth consecutive quarter of double-digit volume growth.
•	Improved rental rates 6.3% over the second quarter of last year.
•	Increased average fleet utilization to 68%, up from 64% in the second quarter 2010.
•	Invested $209 million in gross rental capital expenditures in response to growing demand.
•	Sold $78 million of fleet at original cost with margins of 33%, up from 15% in the year ago quarter.
•	Generated 61% of revenue from industrial customers.
•	Produced $42 million of free cash flow for the quarter.
•	Maintained strong availability of $641 million under the ABL revolver as of June 30, 2011.
CEO Comments
Erik Olsson, President and Chief Executive Officer, commented: “We have once again significantly outpaced the growth of our end markets and produced another quarter of exceptional volume growth of 15.2%, while at the same time generating positive year-over-year pricing of 6.3%. We continue to realize the benefits of the consistent investments in our people, fleet, footprint, technology and sales organization at all points of the business cycle and this drove a 46% year-over-year increase in Adjusted EBITDA in the second quarter. Furthermore, improved results were widespread with all regions delivering double digit revenue growth.”
Outlook for 3Q11
Business activity in the company’s primary end-market, industrial or non-construction, continued to improve in the second quarter, while the non-residential construction end market, making up only 36% of RSC revenues, declined moderately. These trends are anticipated to continue in the third quarter. Business momentum continues to be strong for RSC and the company expects to continue to outpace its underlying end-markets. Despite entering quarters with more difficult year-over-year comparisons for both volume and rental rates, in the third quarter the company expects to produce year-over-year rental revenue growth only marginally lower than the 22% achieved in both the first and second quarters of 2011. Within that year-over-year growth, rental rates are anticipated to be comparable with those achieved in the first half of 2011. The company expects utilization levels to be the highest since the third quarter of 2008.

Mr. Olsson concluded: “We see continued strengthening in the industrial markets and believe that the non-residential markets are bouncing along the bottom. We are benefiting from the consistent execution of our business model and associated market share gains, as well as increasing rental penetration. More and more customers are realizing the benefits of renting equipment and we believe RSC is and will be the leading beneficiary of this trend. As a result, we expect continued favorable year-over-year comparisons in the third quarter and remain confident that these positive trends should continue throughout the year.”
Conference Call
RSC Holdings will hold a conference call today at 5:15 p.m. Eastern Time. Investors may access the call by visiting the investor relations portion of the RSC website at www.RSCrental.com/Investor. To listen to the live conference call from the U.S. and Canada dial (866) 393-7634; from international locations dial (706) 679-0678. A replay of the conference call will be available through August 4, 2011. To access the replay dial: U.S. and Canada: (855) 859-2056; international (404) 537-3406. Pass code: 83119529. A replay of the webcast will also be available at www.RSCrental.com/Investor.
Investor Presentation Information
Information concerning our business and financial results that we expect to use at upcoming investor presentations will be made available on our website following the conference call and will be maintained on our website for at least the period of its use at such meetings or until updated by more current information.
About RSC Holdings Inc.
RSC Holdings Inc. (NYSE: RRR) based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc. (“RSC”), which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.5 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 449 branch locations across 42 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool Rooms™ and on-site rental locations. With over 4,500 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of June 30, 2011. Additional information about RSC is available at www.RSCrental.com.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.
In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “see”, “will”, “should”, “expect”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
The company cautions therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission could affect the company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the company’s forward-looking statements.
These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.
Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the company also discloses in this press release certain non-GAAP financial information including adjusted EBITDA and free cash flow. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Adjusted EBITDA GAAP Reconciliations” and “Free Cash Flow GAAP Reconciliation” included at the end of this release. Additionally, explanations of these Non-GAAP measures are provided in Annex A attached to this release.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Change	June 30,		Change
	2011	2010	%	2011	2010	%
Revenues:
Equipment rental revenue	$315,696	$259,734	21.5%	$587,471	$481,947	21.9%
Sale of merchandise	13,126	13,270	(1.1)	25,778	24,691	4.4
Sale of used rental equipment	38,306	27,993	36.8	80,799	55,099	46.6

Total revenues	367,128	300,997	22.0	694,048	561,737	23.6

Cost of revenues:
Cost of equipment rentals, excluding depreciation	157,706	141,948	11.1	306,682	271,240	13.1
Depreciation of rental equipment	73,959	67,398	9.7	144,848	134,043	8.1
Cost of merchandise sales	8,589	9,880	(13.1)	17,031	17,954	(5.1)
Cost of used rental equipment sales	25,785	23,931	7.7	56,755	48,568	16.9

Total cost of revenues	266,039	243,157	9.4	525,316	471,805	11.3

Gross profit	101,089	57,840	74.8	168,732	89,932	87.6

Operating expenses:
Selling, general and administrative	43,483	35,007	24.2	85,201	70,719	20.5
Depreciation and amortization of non-rental equipment and intangibles	10,691	9,910	7.9	20,916	19,967	4.8
Other operating gains, net	(964)	(138)	n/a	(1,683)	(2,450)	n/a

Total operating expenses, net	53,210	44,779	18.8	104,434	88,236	18.4

Operating income	47,879	13,061	n/a	64,298	1,696	n/a
Interest expense, net	46,984	48,233	(2.6)	128,943	98,026	31.5
Loss on extinguishment of debt	—	—	n/a	15,342	—	n/a
Other (income) expense, net	(169)	99	n/a	(506)	(100)	n/a

Income (loss) before (provision) benefit for income taxes	1,064	(35,271)	n/a	(79,481)	(96,230)	n/a
(Provision) benefit for income taxes	(997)	13,156	n/a	29,116	36,287	n/a

Net income (loss)	$67	$(22,115)	n/a	$(50,365)	$(59,943)	n/a

Weighted average shares outstanding used in computing net income (loss) per common share:
Basic	103,904	103,506		103,845	103,491

Diluted	105,047	103,506		103,845	103,491

Net income (loss) per common share:
Basic	$0.00	$(0.21)		$(0.49)	$(0.58)

Diluted	$0.00	$(0.21)		$(0.49)	$(0.58)

Other operational data (a):
Fleet utilization	67.8%	63.5%		65.8%	59.2%
Average fleet age at period end (months)	41	42		41	42
Same store rental revenue growth / (decline)	24.0%	(2.5)%		25.0%	(12.0)%
Employees	4,511	4,234		4,511	4,234
Original equipment fleet cost at period end (in millions)	$2,537	$2,337		$2,537	$2,337

(a)	Refer to attached Statistical Measures for descriptions.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2011	2010

Assets
Cash and cash equivalents	$37,763	$3,510
Accounts receivable, net	252,751	228,532
Inventory	15,301	14,171
Deferred tax assets, net	10,176	17,912
Prepaid expense and other current assets	13,314	13,798

Total current assets	329,305	277,923

Rental equipment, net	1,504,511	1,336,424
Property and equipment, net	111,237	110,779
Goodwill and other intangibles, net	938,921	939,302
Deferred financing costs	56,425	44,205
Other long-term assets	9,161	9,342

Total assets	$2,949,560	$2,717,975

Liabilities and Stockholders’ Deficit
Accounts payable	$384,207	$193,819
Accrued expenses and other current liabilities	124,869	119,608
Current portion of long-term debt	25,231	25,294

Total current liabilities	534,307	338,721

Long-term debt	2,143,139	2,043,887
Deferred tax liabilities, net	304,954	330,862
Other long-term liabilities	26,330	41,782

Total liabilities	3,008,730	2,755,252

Total stockholders’ deficit	(59,170)	(37,277)

Total liabilities and stockholders’ deficit	$2,949,560	$2,717,975

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(50,365)	$(59,943)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	165,764	154,010
Amortization of deferred financing costs	5,103	6,348
Amortization of original issue discount	606	543
Share-based compensation expense	3,168	2,258
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	(25,250)	(5,325)
Deferred income taxes	(31,045)	(37,442)
Gain on settlement of insurance property claims	—	(1,736)
Loss on extinguishment of debt	15,342	—
Interest expense, net on ineffective hedge	(104)	33
Changes in operating assets and liabilities	189,924	111,147

Net cash provided by operating activities	273,143	169,893

Cash flows from investing activities:
Purchases of rental equipment	(367,347)	(146,966)
Purchases of property and equipment	(4,783)	(1,635)
Proceeds from sales of rental equipment	80,799	55,099
Proceeds from sales of property and equipment	3,204	1,652
Insurance proceeds from rental equipment and property claims	—	1,736

Net cash used in investing activities	(288,127)	(90,114)

Cash flows from financing activities:
Net proceeds (payments) on debt	75,519	(72,969)
Financing costs	(27,070)	(1,109)
Proceeds from stock option exercises	1,803	308
Other	(1,922)	—

Net cash provided by (used in) financing activities	48,330	(73,770)

Effect of foreign exchange rates on cash	907	485

Net increase in cash and cash equivalents	34,253	6,494
Cash and cash equivalents at beginning of period	3,510	4,535

Cash and cash equivalents at end of period	$37,763	$11,029

Supplemental disclosure of cash flow information:
Cash paid for interest	$107,609	$93,354
Cash paid (received) for taxes, net	2,490	(73)

RSC HOLDINGS INC. AND SUBSIDIARIES
Rental Revenue Growth Bridge
(in thousands)

	Rental Revenues
	Three Months Ended	Six Months Ended
	June 30,	June 30,

2010	$259,734	$481,947

Changes:
Volume	14.7%	17.1%
Price	6.3%	4.3%
Currency	0.5%	0.5%

2011	$315,696	$587,471

Annex A
EBITDA and Adjusted EBITDA. EBITDA, a supplemental non-GAAP financial measure, is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is a non-GAAP financial measure and is defined as consolidated net income (loss) before net interest expense, income taxes, and depreciation and amortization and before certain other items, including loss on extinguishment of debt, share-based compensation, and other (income) expense, net. All companies do not calculate EBITDA and Adjusted EBITDA in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies.
The company presents EBITDA and Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our financial performance and as a liquidity measure. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing the company’s performance, investors should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative to, net income (loss) or net cash provided by operating activities as defined under GAAP.
Free cash flow. The company defines free cash flow as net cash provided by operating activities and net capital inflows (expenditures). All companies do not calculate free cash flow in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.
The accompanying tables reconcile the GAAP financial measures that are most directly comparable to these non-GAAP financial measures.

RSC HOLDINGS INC. AND SUBSIDIARIES
Adjusted EBITDA GAAP Reconciliations
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss)	$67	$(22,115)	$(50,365)	$(59,943)
Depreciation of rental equipment and depreciation and amortization of non-rental equipment and intangibles	84,650	77,308	165,764	154,010
Interest expense, net	46,984	48,233	128,943	98,026
Provision (benefit) for income taxes	997	(13,156)	(29,116)	(36,287)

EBITDA	$132,698	$90,270	$215,226	$155,806

Adjustments:
Loss on extinguishment of debt	—	—	15,342	—
Share-based compensation	1,894	1,595	3,168	2,258
Other (income) expense, net	(169)	99	(506)	(100)

Adjusted EBITDA	$134,423	$91,964	$233,230	$157,964

(Adjusted EBITDA as a percentage of total revenues)	36.6%	30.6%	33.6%	28.1%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$213,959	$104,412	$273,143	$169,893
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	13,209	2,717	25,250	5,325
Gain on settlement of insurance property claims	—	—	—	1,736
Cash paid for interest	37,304	56,523	107,609	93,354
Cash paid (received) for taxes, net	2,556	333	2,490	(73)
Other (income) expense, net	(169)	99	(506)	(100)
Changes in other operating assets and liabilities	(132,436)	(72,120)	(174,756)	(112,171)

Adjusted EBITDA	$134,423	$91,964	$233,230	$157,964

Free Cash Flow GAAP Reconciliation (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$213,959	$104,412	$273,143	$169,893

Purchases of rental equipment	(209,426)	(102,060)	(367,347)	(146,966)
Purchases of property and equipment	(2,339)	(1,304)	(4,783)	(1,635)
Proceeds from sales of rental equipment	38,306	27,993	80,799	55,099
Proceeds from sales of property and equipment	1,610	356	3,204	1,652
Insurance proceeds from rental equipment and property claims	—	—	—	1,736

Net capital expenditures	(171,849)	(75,015)	(288,127)	(90,114)

Free cash flow	$42,110	$29,397	$(14,984)	$79,779

Statistical Measures
Fleet utilization is defined as the average aggregate dollar value of equipment rented by customers (based on original equipment fleet cost) during the relevant period divided by the average aggregate dollar value of all equipment owned (based on original equipment fleet cost) during the relevant period.
Average fleet age at period end is the number of months since an equipment unit was first placed in service, weighted by multiplying individual equipment ages by their respective original costs and dividing the sum of those individual calculations by the total original cost. Equipment refurbished by the original equipment manufacturer is considered new.
Same store rental revenue growth/(decline) is calculated as the year-over-year change in rental revenue for locations that are open at the end of the period reported and have been operating under the company’s direction for more than 12 months.
Employee count is given as of the end of the period indicated and the data reflects the actual head count as of each period presented.
Original Equipment Fleet Cost (OEC) is defined as the original dollar value of rental equipment purchased from the original equipment manufacturer (OEM). Fleet purchased from non-OEM sources is assigned a comparable OEC dollar value at the time of purchase.
Return on operating capital employed (ROCE) is calculated by dividing operating income (excluding transaction costs, management fees, and amortization of intangibles) for the preceding twelve months by the average operating capital employed. For purposes of this calculation, average operating capital employed is considered to be all assets other than cash, deferred tax assets, hedging derivatives, goodwill and intangibles, less all liabilities other than debt, hedging derivatives and deferred tax liabilities.
Contacts
Investor/Analyst Contacts:
Scott Huckins, VP — Treasurer
(480) 281-6956 or
Scott.Huckins@RSCRental.com
Media Contact:
Chenoa Taitt
(212) 223-0682